UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2007
CINTEL CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	333-100046 (Commission File Number)	52-2360156 (I.R.S. Employer Identification Number)

9900 Corporate Campus Drive, Suite 3,000, Louisville, KY 40223
(Address of principal executive offices) (zip code)

(502) 657-6077
(Registrant's telephone number, including area code)

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Flr
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition

On May 18, 2007, Cintel Corp. (the “Company”) entered into a Share Sale and Purchase Agreement with Ispromotion Co., Ltd., Soo Hyun You, Seol Hee Park, Nam Won Cho, De Jong An, Hyun Ik Shin, Sung Hyun Yoon, Soon Young Moon, Joon Sang Yoo, Gangnam TM Center Co., Ltd., the holders of 100% of the issued and outstanding shares of common stock Bluecomm Korea, Co. Ltd. (“Bluecomm”). Pursuant to the Purchase Agreement, the Company acquired an aggregate of 220,000 shares of Bluecomm for aggregate consideration of Korean Won 6,027,600,000 (approximately USD$6,483,053).

Bluecomm is a Korean company engaged in the business of CRM solution and consulting, call center operation and database marketing. It also provides total solutions for call center outsourcing and Home Service Center hosting. Bluecomm commenced its CRM related business in October 2005 and in June 2006 entered into an agreement with PizzaHut Korea to provide HSC and DBM operation services.

On May 24, 2007, the Company issued a press release with respect to the foregoing transaction, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired (1)
(b)	Pro Forma Financial Information (1)
(c)	Exhibits.

Exhibit Number	Description
10.1	Share Sale and Purchase Agreement dated May 18, 2007
99.1	Press Release of Cintel Corp. dated May 24, 2007

(1)   Financial information required to be included herein will be filed by amendment to this Current Report within the time period specified therefore.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINTEL CORP.

Dated: May 24, 2007	By: /s/ Sang Don Kim
Sang Don Kim
Chief Executive Officer